Exhibit 21


                            NATIONAL-STANDARD COMPANY

                                   EXHIBIT 21

Parents and Subsidiaries

The Registrant has no parent.

All subsidiaries of the Registrant, National-Standard Company, an Indiana corporation, listed below are included in the consolidated financial statements.


________________________________________________________________________________________________________________________
                                                                State or Country in which                  % of Voting
Owned                                                           Incorporated or Organized                  Securities
________________________________________________________________________________________________________________________

National-Standard Export Company                                               Delaware                 100%

National-Standard Company of Canada, Limited                                   Canada                   100

National-Standard Company, Limited                                             United Kingdom           100

National-Standard (Wire Cord), Limited                                         United Kingdom           100 (1)


(1) 100% owned by National-Standard Company, Limited



A domestic affiliate, 50% owned, is not considered significant and is not named above. Financial results of this affiliate are included in the consolidated financial statements on an equity basis.